UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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On September 17, 2014, Five Star Quality Care, Inc. mailed the following notice to its stockholders with respect to the 2014 Annual Meeting of Stockholders:

*****

NOTICE OF RECONVENED

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, September 30, 2014

(adjourned from June 6, 2014, July 7, 2014 and August 21, 2014)

9:30 a.m., local time

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

The Annual Meeting of Stockholders of Five Star Quality Care, Inc. (the “Company”) originally scheduled for June 6, 2014 will reconvene at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458, on Tuesday, September 30, 2014, at  9:30 a.m., local time. The purposes of the meeting are:

1.                   to elect Barbara D. Gilmore and Barry M. Portnoy, or such other persons nominated by the Company’s Board of Directors, to the Company’s Board of Directors;

2.                   to approve the Five Star Quality Care, Inc. 2014 Equity Compensation Plan;

3.                   to hold an advisory vote to approve executive compensation; and

4.                   to transact such other business as may properly come before the reconvened meeting and at any adjournments or postponements of the meeting.

The Board of Directors set July 14, 2014 as the record date for the reconvened meeting. This means that owners of record of shares of common stock of the Company as of the close of business on that date are entitled to:

•                  receive this notice of the reconvened meeting; and

•                  vote at the reconvened meeting and any adjournments or postponements of the meeting.

You are invited to attend the Annual Meeting of Stockholders in person and we hope that you will be able to join us on September 30.

September 17, 2014

Newton, Massachusetts

By Order of the Board of Directors,

Jennifer B. Clark

Secretary

ADDITIONAL INFORMATION REGARDING THE SOLICITATION

The Company, its directors and officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 Annual Meeting of Stockholders. Shortly following this notice, the Company expects to mail a proxy statement, together with a proxy card and annual report for the year ending December 31, 2013, containing more information about the Annual Meeting of Stockholders to all stockholders as of the record date. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the proxy statement for the Company’s 2013 Annual Meeting filed with the SEC and will be set forth in the proxy statement for the 2014 Annual Meeting to be filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the proxy statement and any other documents to be filed by the Company with the SEC in connection with the Annual Meeting of Stockholders at the SEC’s website, http://www.sec.gov, at the Company’s website, http://www.fivestarseniorliving.com, or by requesting materials from the Company by mail. Requests by mail should be directed to the Company’s Investor Relations Department at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.